NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FOURTH QUARTER RESULTS
Net Income Increases 39% to $153 Million, Return on Equity of 13.3%

Greenwich, CT, January 31, 2017 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the fourth quarter of 2016 of $153 million, or $1.20 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2016	2015	2016	2015

Gross premiums written	$1,779,791	$1,764,209	$7,543,701	$7,249,993
Net premiums written	1,510,257	1,499,151	6,423,913	6,189,515

Net income to common stockholders	152,790	109,745	601,916	503,694
Net income per diluted share	1.20	0.85	4.68	3.87

Operating income (1)	103,912	114,833	437,434	445,957
Operating income per diluted share	0.82	0.89	3.40	3.43

Return on equity (2)	13.3%	9.6%	13.1%	11.0%

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains and related expenses.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Fourth quarter highlights included:

•	The combined ratio was 94.9%, inclusive of 2.3 loss ratio points from catastrophes.

•	We established two new businesses - Berkley Cyber Risk Solutions and Berkley Transactional.

•	Investment income increased 24.8%.

•
The sale of a portion of our investment in HealthEquity, Inc. (HQY) resulted in a realized pre-tax gain of $68 million and a pre-tax unrealized gain, recognized in equity, of $351 million on our remaining shares.

Full year highlights included:

•	Total capital returned to shareholders was $316 million, including $132 million of share repurchases and $184 million of special and ordinary dividends.

•	Book value per share grew 11.6% to $41.65. Before share repurchases and dividends, book value per share grew 16.3%.

The Company commented:

We were pleased with our fourth quarter and full year returns. Although our underwriting results were impacted by above-average catastrophe activity, including Hurricane Matthew and the Tennessee wildfires, related losses were within our expectation for such events. Our underlying loss ratio remained stable and investment results were strong. We continued to find opportunities to form new businesses and to grow in many areas of the market that deliver attractive combined ratios.

Realized gains were substantial in 2016, including $68 million in the fourth quarter from another sale in our private equity portfolio. Our total return strategy is expected to continue to generate significant yet variable gains that make a meaningful contribution to our long-term return and shareholder value creation.

The relatively short duration of our high-quality bond portfolio tempered the impact of rising interest rates, and we reported strong growth in book value, even after returning a significant amount of capital to shareholders.
In these challenging and volatile times we continue to work on our goal of optimizing our risk-adjusted return. Our financial flexibility and ability to adjust to the underwriting cycle, combined with potential tailwinds from rising interest rates, regulatory reform and tax changes, give us confidence that we can deliver outstanding returns in 2017 and beyond.
Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on January 31, 2017, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at http://www.wrberkley.com/investor-relations/events-and-presentations.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2017 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's expected withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2017 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2016	2015	2016	2015
Revenues:
Net premiums written	$1,510,257	$1,499,151	$6,423,913	$6,189,515
Change in unearned premiums	110,020	44,846	(130,565)	(148,906)
Net premiums earned	1,620,277	1,543,997	6,293,348	6,040,609
Investment income	159,313	127,609	564,163	512,645
Insurance service fees	29,508	31,788	138,944	139,440
Net realized investment gains	77,611	12,613	285,119	125,633
Other than temporary impairments	—	(20,794)	(18,114)	(33,309)
Revenues from non-insurance businesses	84,561	115,841	390,348	421,102
Other income	63	2	376	337
Total revenues	1,971,333	1,811,056	7,654,184	7,206,457
Expenses:
Losses and loss expenses	993,461	922,972	3,845,800	3,656,270
Other operating costs and expenses	624,857	591,581	2,395,619	2,289,750
Expenses from non-insurance businesses	84,304	108,561	375,431	397,461
Interest expense	36,877	31,736	140,896	130,946
Total expenses	1,739,499	1,654,850	6,757,746	6,474,427
Income before income taxes	231,834	156,206	896,438	732,030
Income tax expense	(78,164)	(46,328)	(292,953)	(227,923)
Net income before noncontrolling interests	153,670	109,878	603,485	504,107
Noncontrolling interests	(880)	(133)	(1,569)	(413)
Net income to common stockholders	$152,790	$109,745	$601,916	$503,694

Net income per share:
Basic	$1.26	$0.89	$4.91	$4.06
Diluted	$1.20	$0.85	$4.68	$3.87

Average shares outstanding:
Basic	121,313	123,287	122,651	124,040
Diluted	127,446	129,016	128,553	130,189

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Fourth Quarter		Full Year
	2016	2015	2016	2015
Insurance:
Gross premiums written	$1,622,647	$1,604,889	$6,835,062	$6,607,492
Net premiums written	1,365,659	1,352,853	5,775,913	5,591,397
Premiums earned	1,446,016	1,389,341	5,652,903	5,431,500
Pre-tax income	217,792	200,845	822,617	776,593
Loss ratio	60.9%	60.1%	61.0%	60.8%
Expense ratio	33.0%	32.6%	32.6%	32.6%
GAAP combined ratio	93.9%	92.7%	93.6%	93.4%

Reinsurance:
Gross premiums written	$157,144	$159,320	$708,639	$642,501
Net premiums written	144,598	146,298	648,000	598,118
Premiums earned	174,261	154,656	640,445	609,109
Pre-tax income	13,758	25,055	74,799	94,852
Loss ratio	64.9%	57.1%	61.8%	58.4%
Expense ratio	38.5%	39.4%	38.8%	38.2%
GAAP combined ratio	103.4%	96.5%	100.6%	96.6%

Corporate and Eliminations:
Net realized investment gains (losses)	$77,611	$(8,181)	$267,005	$92,324
Interest expense	(36,877)	(31,736)	(140,896)	(130,946)
Other revenues and expenses	(40,450)	(29,777)	(127,087)	(100,793)
Pre-tax income (loss)	284	(69,694)	(978)	(139,415)

Consolidated:
Gross premiums written	$1,779,791	$1,764,209	$7,543,701	$7,249,993
Net premiums written	1,510,257	1,499,151	6,423,913	6,189,515
Premiums earned	1,620,277	1,543,997	6,293,348	6,040,609
Pre-tax income	231,834	156,206	896,438	732,030
Loss ratio	61.3%	59.8%	61.1%	60.5%
Expense ratio	33.6%	33.3%	33.2%	33.2%
GAAP combined ratio	94.9%	93.1%	94.3%	93.7%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) Commencing with the first quarter of 2016, the Company reports its operating results in two segments - Insurance (formerly, Insurance-Domestic and Insurance-International) and Reinsurance. Reclassifications have been made to the Company's 2015 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Full Year
	2016	2015	2016	2015
Net premiums written:
Other liability	$454,765	$450,259	$1,904,625	$1,742,938
Workers' compensation	331,000	322,073	1,432,579	1,405,793
Short-tail lines (1)	297,317	294,883	1,272,563	1,286,104
Commercial automobile	147,216	164,625	642,313	677,608
Professional liability	135,361	121,013	523,833	478,954
Total Insurance	1,365,659	1,352,853	5,775,913	5,591,397
Casualty reinsurance	88,607	100,171	384,644	413,626
Property reinsurance	55,991	46,127	263,356	184,492
Total Reinsurance	144,598	146,298	648,000	598,118
Total	$1,510,257	$1,499,151	$6,423,913	$6,189,515

Losses from catastrophes:
Insurance	$30,796	$10,566	$88,850	$54,265
Reinsurance	6,006	587	16,264	3,343
Total	$36,802	$11,153	$105,114	$57,608

Investment income:
Core portfolio (2)	$114,589	$110,798	$446,169	$433,526
Investment funds	38,914	11,390	99,301	62,228
Arbitrage trading account	5,810	5,421	18,693	16,891
Total	$159,313	$127,609	$564,163	$512,645

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$544,410	$514,389	$2,089,203	$2,005,498
Service expenses	35,041	34,051	138,908	127,365
Net foreign currency (gains) losses	(355)	3,634	(11,904)	400
Other costs and expenses	45,761	39,507	179,412	156,487
Total	$624,857	$591,581	$2,395,619	$2,289,750

Cash flow from operations	$121,866	$260,969	$848,376	$881,304

Reconciliation of net income to operating income:
Net Income	$152,790	$109,745	$601,916	$503,694
Pre-tax investment (gains) losses, net of related expenses	(75,196)	7,827	(257,200)	(88,826)
Income tax expense (benefit)	26,318	(2,739)	92,718	31,089
Operating income after tax (3)	$103,912	$114,833	$437,434	$445,957

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3) Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains. Beginning with the third quarter of 2016, investment gains are computed net of related expenses, including performance-based compensatory costs associated with such investment gains. Prior periods have been adjusted to reflect this presentation. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31, 2016	December 31, 2015

Net invested assets (1)	$17,857,006	$16,460,690
Total assets	23,364,843	21,730,967
Reserves for losses and loss expenses	11,197,195	10,669,150
Senior notes and other debt	1,760,595	1,844,621
Subordinated debentures	727,630	340,320
Common stockholders’ equity (2)	5,047,208	4,600,246
Common stock outstanding (3)	121,194	123,308
Book value per share (4)	41.65	37.31
Tangible book value per share (4)	40.06	35.78

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $427 million and $181 million as of December 31, 2016 and December 31, 2015, respectively. Unrealized currency translation losses were $372 million and $247 million as of December 31, 2016 and December 31, 2015, respectively.

(3)
During the three months ended December 31, 2016, the Company repurchased 574,552 shares of its common stock for $32.5 million. During the full year 2016, the Company repurchased 2,395,892 shares of its common stock for $132.4 million.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
December 31, 2016
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$513,802	2.9%
State and municipal:
Special revenue	2,847,343	15.9%
State general obligation	570,699	3.2%
Corporate backed	410,653	2.3%
Local general obligation	387,129	2.2%
Pre-refunded	376,261	2.1%
Total state and municipal	4,592,085	25.7%
Mortgage-backed securities:
Agency	826,796	4.6%
Residential - Prime	191,492	1.1%
Commercial	152,863	0.9%
Residential — Alt A	34,438	0.2%
Total mortgage-backed securities	1,205,589	6.8%
Asset-backed securities	1,907,860	10.7%
Corporate:
Industrial	2,379,400	13.3%
Financial	1,397,274	7.8%
Utilities	237,544	1.3%
Other	54,309	0.3%
Total corporate	4,068,527	22.8%
Foreign government	902,805	5.1%
Total fixed maturity securities (1)	13,190,668	73.9%
Equity securities available for sale:
Common stocks	445,858	2.5%
Preferred stocks	223,342	1.3%
Total equity securities available for sale	669,200	3.7%
Cash and cash equivalents (2)	1,209,281	6.8%
Investment funds (3)	1,196,080	6.7%
Real estate	1,184,981	6.6%
Arbitrage trading account	299,999	1.7%
Loans receivable	106,797	0.6%
Net invested assets	$17,857,006	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.1 years, including cash and cash equivalents.

(2)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(3)	Investment funds are net of related liabilities of $2.1 million.

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Foreign Government Fixed Maturity Securities
December 31, 2016
(Amounts in thousands)

Carrying Value

Argentina	$239,064
Australia	227,075
Canada	162,584
United Kingdom	105,906
Brazil	48,830
Germany	41,419
Supranational (1)	35,172
Norway	25,187
Colombia	6,057
Singapore	6,003
Uruguay	5,508
Total	$902,805

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and International Bank for Reconstruction & Development.